                                                                    EXHIBIT 10.6

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                                      LEASE
                                 BC RAIL CENTRE
                              NORTH VANCOUVER, B.C.


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                     LANDLORD:        BC RAIL LTD.


                     TENANT:          PIVOTAL SOFTWARE INC.


                     PREMISES:        Suite 300
                                      221 West Esplanade
                                      North Vancouver, B.C.
                                      V7M 3J3

                                      LEASE

                                TABLE OF CONTENTS


LEASE                                                                           3

 1.   (a)   Lease and Term                                                      3
      (b)   Net Lease                                                           3
      (c)   Sales Taxes                                                         4
      (d)   Overholding                                                         4
      (e)   Deposit                                                             4

 2.   BASIC RENT                                                                5

GENERAL COVENANTS                                                               5

 3.   (a)   Landlord Covenants                                                  5
      (b)   Tenant Covenants                                                    5

BUILDING SERVICES                                                               5

 4.   (a)   Interior Climate Control                                            5
      (b)   Janitor Service                                                     6
      (c)   Telephone and Water                                                 6
      (d)   Electricity                                                         6
      (e)   Elevators, Common Areas, Washrooms                                  6
      (f)   Additional Services                                                 7

USE AND OCCUPANCY OF PREMISES                                                   7

 5.   (a)   Permitted Use                                                       7
      (b)   Waste and Nuisance                                                  7
      (c)   Insurance Risks                                                     7
      (d)   Condition                                                           7
      (e)   By-laws                                                             7
      (f)   Rules and Regulations                                               8
      (g)   Design Criteria                                                     8
      (h)   Pollutants                                                          8
      (i)   Parking                                                             8
      (j)   Hazardous Substances                                                8

REPAIR AND DAMAGE                                                               9

 6.   (a)   Landlord's Repairs to the Lands and Building                        9
      (b)   Landlord's Repairs to the Premises                                  9
      (c)   Tenant's Repairs                                                    9
      (d)   Indemnification                                                    10
      (e)   Abatement and Termination                                          10

ALLOCATION OF TAXES AND OPERATING EXPENSES                                     11

 7.   (a)   Definitions                                                        11
      (b)   Area Measurements                                                  14
      (c)   Determination of Tenant's Proportionate Share                      14
      (d)   Payment of Tenant's Proportionate Share                            14
      (e)   Re-adjustment of Proportionate Share                               14
      (f)   Change from Year Ending December 31                                15

TAXES                                                                          15

 8.   (a)   Payment by Landlord                                                15
      (b)   Payment by Tenant                                                  15
      (c)   Postponement, Determination, Appeal, etc., of Taxes                15
      (d)   Payment for Additional Services                                    16

ASSIGNMENT AND SUBLETTING                                                      16

 9.   (a)   No Assignment Without Leave                                        16
      (b)   Assignment or Subletting Procedures                                17
      (c)   Assumption of Obligations                                          17

SIGNS AND DIRECTORY                                                            17

10.

LEASEHOLD IMPROVEMENTS AND TRADE FIXTURES                                      18

11.   (a)   Definition of Leasehold Improvements                               18
      (b)   Installation of Improvement and Fixtures                           18
      (c)   Liens and Encumbrances on Improvements and Fixtures                18
      (d)   Removal of Improvements and Fixtures                               19

INSURANCE AND LIABILITY                                                        19

12.   (a)   Landlord's Insurance                                               19
      (b)   Tenant's Insurance                                                 20
      (c)   Insurance Validation                                               21
      (d)   Limitation of Landlord's Liability                                 21
      (e)   Indemnity of Landlord                                              22

SUBORDINATION, ATTORNMENT AND CERTIFICATES                                     22

13.   (a)   Subordination and Attornment                                       22
      (b)   Certificates                                                       23

ACCESS OF LANDLORD                                                             23

14.   (a)   Inspection and Access                                              23
      (b)   Exhibiting Premises                                                23

DELAY AND NON-WAIVER                                                           23

15.   (a)   Unavoidable Delay                                                  23
      (b)   Waiver                                                             24

REMEDIES OF LANDLORD                                                           24

16.   (a)   Remedies of Landlord                                               24
      (b)   Remedies Cumulative                                                24
      (c)   Right of Re-Entry on Default or Termination                        25
      (d)   Termination and Re-Entry                                           25
      (e)   Payment of Rent, etc., on Termination                              25
      (f)   Re-letting, etc.                                                   25

IMPROPER USE OF PREMISES                                                       25

17.   (a)   Cancellation of Insurance                                          25
      (b)   Bankruptcy, etc.                                                   26

GENERAL PROVISIONS                                                             26
18.         Registration of Lease                                              26
19.         Lease Constitutes Entire Agreement                                 26
20.         Notices                                                            26
21.         Interpretation                                                     27
22.         Extent of Lease Obligations                                        27
23.         Renewal                                                            27
24.         Parking                                                            27
25.         Landlord's Enquiries and Clean Up By Tenant                        28
26.         Landlord's Inspection                                              28
27.         Ownership of Hazardous Substances                                  28
28.         Survival of Covenants                                              28
29.         Option to Terminate                                                28
30.         Option to Expand                                                   28
31.         Right of First Refusal                                             29

Schedule "A" - Explanatory Plan showing Premises outlined                      31
Schedule "B" - The Lands                                                       32
Schedule "C" - Janitor and Cleaning Service Schedule                           33
Schedule "D" - Rules and Regulations                                           35
Schedule "E" - Determination of Rentable Area                                  37

                                  LEASE SUMMARY

        This two page Lease Summary is attached to and forms part of the Indenture of Lease dated for reference and made as of the 14th day of December, 1998, between BC RAIL LTD., as Landlord, and PIVOTAL SOFTWARE INC., as Tenant.


1.      LANDLORD

(a)     Name:               BC Rail Ltd.

(b)     Address:            c/o BCR Properties
                            Ltd. #506 - 221 West Esplanade
                            North Vancouver, B.C.
                            V7M 3J3

(c)     Contact Person:     Julie Marsh                          Emergency No.: (604) 984-5163

(d)     Contact Numbers:    Telephone: (604) 984-5448            Facsimile: (604) 984-5200

2.      TENANT

(a)     Legal Name:         PIVOTAL SOFTWARE Inc.

(b)     Address:            300 - 224 WEST ESPLANADE
                            NORTH VANCOUVER, B.C.
                            V7M 3M6

(d)     Contact Person:     SHERRY SIMON                         Emergency No. ( )

(c)     Contact Numbers:    Telephone: (604) 984-5358            Facsimile:    ( )

3.      INDEMNIFIER         [INTENTIONALLY DELETED]

4.      PREMISES

(a)     Description:        Those premises shown hatched in red on the plan attached
                            hereto AS Schedule "A" forming part OF the Building

(b)      Municipal Address: Suite 300
                            221 West Esplanade
                            North Vancouver, B.C.
                            V7M 3J3

(c)     Rentable Area
        of the Premises:    8,500 square feet

5.      TERM

(a)     Term:               THREE (3) YEARS AND EIGHT (8) MONTHS

(b)     First Day of Term:  FEBRUARY 1, 1999

(c)     Last Day of Term:   SEPTEMBER 30, 2002

6.      BASIC RENT


--------------------------------------------------------------------------------------
                                 RENT PER SQ.FT.       ANNUAL       MONTHLY
PERIOD                           PER ANNUM             PAYMENT      PAYMENT
--------------------------------------------------------------------------------------
(a)     From FEBRUARY 1, 1999    $12.75 p.s.f.         $108,375.00  $9,031.25
        TO AND INCLUDING
        SEPTEMBER 30, 2002


7.      DEPOSIT

        $19,326.88
        $9,663.44 TO BE APPLIED TO THE BASIC RENT AND GST DUE FOR FEBRUARY 1, 1999
        $9,663.44 TO BE HELD AS SECURITY DEPOSIT AND APPLIED TO THE BASIC RENT AND GST
                   FOR SEPTEMBER 1, 2002.

8.      USE OF PREMISES

        Use:   For the purpose of a business office.


9.      TENANT'S BUSINESS NAME

        Pivotal Software Inc. or other name approved from time to time by the Landlord in writing pursuant to paragraph 5(a).


10.     RENEWAL

        Option to renew for one (1) additional term of three (3) years as more particularly set out in paragraph 23.

                THIS LEASE MADE AS OF 14TH DAY OF DECEMBER, 1998


BETWEEN:

                BC RAIL LTD. (Inc. No. 84014)
                c/o, BCR PROPERTIES LTD.
                #506 - 221 WEST ESPLANADE
                NORTH VANCOUVER, BRITISH COLUMBIA
                V7M 3J3

                                                  (herein called the 'Landlord')

                                                               OF THE FIRST PART

AND:
                PIVOTAL SOFTWARE INC.
                300 - 224 WEST ESPLANADE
                NORTH VANCOUVER, BRITISH
                COLUMBIA V7M 3M6

                                                    (herein called the "Tenant")

                                                              OF THE SECOND PART

                This Lease witnesses that in consideration of the rents and covenants herein contained, the parties covenant and agree as follows:


LEASE

1       (a)     Lease and Term

                The Landlord does hereby demise and lease to the Tenant the premises (herein called the "Premises") consisting of a portion of the building (herein called the "Building") civically described as 221 West Esplanade, in the City of North Vancouver, forming part of the complex known as BC Rail Centre (such complex, together with the land owned by the Landlord legally described in Schedule "B" attached hereto, being herein collectively called the "Lands"), the portion leased to the Tenant consisting of approximately 8,500 square feet of Rentable Area determined in accordance with paragraph 7(b) hereof and comprising a part of the 3rd floor of the Building, which Premises are shown hatched in red on the explanatory plan attached hereto as Schedule "A" and civically described as Suite 300 - 221 West Esplanade, North Vancouver, B.C. V7M 3J3.

                To have and to hold for a term (herein called the "Term") of three (3) years and eight (8) months commencing on the 1st day of February, 1999 and to be fully complete and ended on the 30th day of September, 2002, The Tenant shall have the right to renew this Lease for one (1) additional term of three (3) years as provided in paragraph 23 hereof.

        (b)     Net Lease

                This Lease is a completely net lease to the Landlord. Except as stated in this Lease, the Landlord is not responsible for costs, charges or expenses relating to the Premises, their use and occupancy, their contents or the business carried on in them, and the Tenant shall pay the charges, impositions, costs and expenses relating to the Premises except as stated in the Lease. The Landlord shall have the right to collect such charges, impositions, costs and expenses as additional rent with all rights of distress and otherwise as reserved to the Landlord in respect of rent in arrears.

        (c)     Sales Taxes

                Notwithstanding any other paragraph of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and service taxes, sales taxes, value added taxes, business transfer taxes or any other taxes (imposed on the Landlord with respect to rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax or otherwise (herein called the "Sales Taxes")), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes payable by the Landlord. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Notwithstanding any other paragraph in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this Lease.

        (d)     Overholding - No Tacit Renewal

                If the Tenant shall hold over after the expiration of the Term or any renewal of the Term and the Landlord shall accept rent or any portion thereof, the new tenancy thereby created shall be deemed a monthly tenancy and not a yearly tenancy and shall be subject to the covenants and conditions contained in this Lease insofar as they are applicable to a tenancy from month to month, except that:

                (i) if the Tenant remains in possession with the Landlord's written consent, the monthly installments of Basic Rent, unless there is an agreement in writing to the contrary, shall be ONE HUNDRED AND TWENTY (120%) percent of the monthly installments of Basic Rent payable for the last month of the Term or any renewal of the Term, pro rated on a daily basis for each day that the Tenant remain in possession; or

                (ii) if the Tenant remains in possession without the Landlord's written consent, the monthly installments of Basic Rent shall be two (2) times the monthly installments of Basic Rent payable for the last month of the Term or any renewal of the Term, pro rated on a daily basis for each day that the Tenant remains in possession, and in addition the Tenant shall be liable for all costs, expenses, losses and damages resulting or arising from the failure of the Tenant to deliver up possession of the Premises to the Landlord.

        (e)     Deposit

                Immediately upon delivery of a duly executed copy of this Lease to the Tenant, the Tenant shall deliver to the Landlord the Deposit (as set forth in the attached Lease Summary). The Landlord shall apply the Deposit firstly towards the first month's Basic Rent and GST and the balance, if any, shall be held by the Landlord, without liability for the payment of interest thereon, as security for:

                (i)     the payment by the Tenant of rent; and

                (ii) the observance or performance by the Tenant of all terms and conditions in this Lease to be observed and performed by the Tenant.

                If at any time rent is overdue and unpaid or the Tenant fails to observe and perform any of the terms or conditions contained in this Lease to be observed or performed by the Tenant, the Landlord may, either before or after terminating this Lease, appropriate and apply the whole or any part of the Deposit to the payment of such rent or to compensate the Landlord for any loss, cost, damage or expense sustained or suffered by the Landlord by reason of the failure of the Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by the Tenant, and such appropriation and application will be without prejudice to the Landlord's right to pursue any other remedy set forth in this Lease.

               If the Tenant promptly pays all rent as it falls due and observes and performs all the terms and conditions in this Lease to be observed and performed by the Tenant, the Landlord SHALL APPLY THE BALANCE of the Deposit, to the LAST MONTH'S BASIC RENT AND GST.

2.      BASIC RENT

                Yielding and paying therefore yearly and every year during the term as Basic Rent, the sum of $108,375.00 (based upon $12.75 per square foot per annum of Rentable Area of the Premises as set forth in the Lease Summary attached hereto) in lawful money of Canada, to be paid in advance in equal monthly installments of $9,031.25 on the first day of each and every month during the Term of this Lease to the Landlord, or to the Landlord's agent as the Landlord may from time to time designate in writing, at the Building or at such other place in Canada as the Landlord may from time to time designate commencing on the 1st day of FEBRUARY, 1999 up to and including the 30TH day of September, 2002. If the Term commences on any day other than the first day of a month or ends on any day other than the last day of a month, rent for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata.

GENERAL COVENANTS

3.      (a)     The Landlord covenants with the Tenant:

                (i)     for quiet enjoyment; and

                (ii) to observe and perform all covenants and obligations of the Landlord herein.

        (b)     The Tenant covenants with the Landlord:

                (i)     to pay rent; and

                (ii) to observe and perform all covenants and obligations of the Tenant herein.

BUILDING SERVICES

4.      The Landlord covenants with the Tenant:

        (a) Interior Climate Control: to maintain in the Premises conditions of reasonable temperature and comfort in accordance with good standards of interior climate control generally pertaining at the date of this Lease applicable to normal occupancy of premises for office purposes, during hours to be determined by the Landlord (but to be at least the hours from 7:30 a.m. to 5:30 p.m. from Monday to Friday inclusive, with the exception of holidays), such conditions to be maintained by means of a system for heating and cooling, filtering and circulating the processed air. The Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Premises exceeds one person for every 140 square feet of floor area or the electrical power consumed on the Premises for all purposes exceeds
        4.0 watts per square foot of floor area or the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window covering on exterior windows is not kept fully closed while the windows are exposed to direct sunlight. If the use of the Premises does not accord with the aforementioned requirements and changes in the system are (in the opinion of the Landlord) feasible and desirable to accommodate such use the Landlord may, and at die written request of the Tenant shall, make such changes and the entire expense of such changes will be reimbursed by the Tenant to the Landlord. If in the opinion of the Landlord such changes result in maintenance costs or operating costs in excess of those which would have occurred had such changes not been made, the Landlord may estimate the amount of such excess on a reasonable basis and such amount shall be an Additional Service (as hereinafter defined in paragraph 8(d) hereto;

        (b) Janitor Service: to provide janitor and cleaning services to the Premises and to common areas of the Lands consisting of the services more particularly described in Parts I and 2 of Schedule "C" attached hereto, such services to be rendered substantially in accordance with the standards of modern office buildings of a similar type in the Greater Vancouver area at the date of this Lease. It is agreed by the Tenant that any janitor or cleaning services which the Landlord shall agree to provide to the Premises in excess of those described in Part I of Schedule "C" hereto (including those additional services referred to in Part 3 of Schedule "C") shall be Additional Services;

        (c) Telephone and Water: to furnish ducts in the locations contemplated by the Building plans for bringing telephone service to the Premises and to provide hot and cold water to washrooms in the Building available for the Tenant's use;

        (d) Electricity: to furnish electricity to the Premises for lighting and for office equipment capable of operating from the circuits available and standard to the Building and the Landlord shall replace from time to time in accordance with some reasonable procedure to be determined by the Landlord the electrical light bulbs, tubes and ballasts installed in lighting fixtures standard to the Building. If the lighting fixtures installed in the Premises are not standard to the Building, the Landlord may charge the Tenant, as an Additional Service, for an amount estimated by the Landlord on a reasonable basis to be the excess of the cost of replacing non-standard bulbs, tubes and ballasts over what the cost would have been if the lighting fixtures in the Premises had been standard to the Building. The Landlord may from time to time establish a reasonable procedure to determine whether the use by the Tenant of electricity is in excess (on a per square foot basis) consumption in the Building and, if so, may charge the Tenant for the cost of the excess as an Additional Service on a reasonable basis;

        (e) Elevators, Common Areas, Washrooms: to keep available the following facilities for use by the Tenant and its employees and invitees in common with other persons entitled thereto:

        (i) passenger and freight elevator service to each floor upon which the premises are located, but the Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the availability for passenger elevator service outside normal business hours, but except in the circumstances contemplated by the concluding two sentences of this paragraph 4, at least one elevator shall be kept available at all times, subject to use by other tenants, which services each floor upon which the Premises are located;

        (ii) common entrances, lobbies, walkways, stairways and corridors giving access to the Building and die Premises, including plazas, landscaped areas from time to time provided by the Landlord for common use and enjoyment within the Building;

        (iii) the washrooms on the Tenant's floor which are standard to the Building;

        (f) Additional Services: if, and to the extent that, the Landlord shall from time to time elect to provide exclusively (either directly or through agents or contractors designated by it) any janitor, cleaning or other services in addition to those contemplated by paragraph 4 or to supervise the moving of furniture or equipment of the Tenant or to make deliveries or supervise the making of deliveries to the Premises, all of the foregoing matters referred to in this paragraph 4(f) (including any for the Additional Services referred to in Schedule "C") to be treated as Additional Services.

        The Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator and other services referred to in this paragraph 4 in accordance with the standards of modern office buildings in the Greater Vancouver area at the date of this Lease, but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or during the making of repairs, alterations or improvements, in the judgment of the Landlord necessary or desirable to be made, until the repairs , alterations or improvements shall have been completed to the satisfaction of the Landlord. The Landlord shall have no responsibility or liability for failure to operate any of the said facilities or supply any of the said services when the use of the facility is stopped as aforesaid or when the Landlord is prevented from using the facility or supplying the service by strike, or by orders or regulations of any governmental authority or agency or by failure of the electric current, natural gas or water supply necessary to tile operation of any facility or by the failure to obtain such a supply with the exercise of reasonable diligence, or by any other cause beyond the Landlord's reasonable control PROVIDED THAT THE LANDLORD MAKES ALL REASONABLE EFFORTS TO RECTIFY THE SITUATION WITH DUE DILIGENCE.

USE AND OCCUPANCY OF PREMISES

5.      The Tenant covenants with the Landlord:

        (a) Permitted Use: to use the Premises only for the purpose of an office for the conduct of the Tenant's business as specified in the Lease Summary attached hereto, and not to use or permit to be used the Premises or any part thereof for any other purpose or business without the prior written consent of the Landlord WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OF DELAYED.

        (b) Waste and Nuisance: not to commit, or permit, any waste or injury to the Premises including the Leasehold Improvements (as hereinafter defined in paragraph 11(a) hereof) and any trade fixtures therein, any loading of the floors thereof in excess of the maximum degree of loading contemplated by the Design Criteria (as hereinafter defined and referred to in paragraph 5(g) hereof), any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building;

        (c) Insurance Risks: not to do, omit to do or permit to be done or omitted to be done upon the Premises anything which would cause to be increased the Landlord's cost of insurance (which, if the Landlord has elected to self-insure with respect to any risks, shall include any costs which would have been incurred had the Landlord not so elected) against any perils as to which the Landlord is obligated by this Lease to insure (or self-insure) the Lands (and, without waiving the foregoing prohibition, the Landlord may demand, and the Tenant shall pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted to be done) or which shall cause any policy of insurance on the Lands to be subject to cancellation;

        (d) Condition: not to permit the Premises to become untidy, unsightly or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein, and at the end of each business day to leave the Premises in a condition such as to reasonably facilitate the performance of the Landlord's janitor and cleaning services referred to in paragraph 4(b) hereof;

        (e) By-laws: to comply at its own expense with all municipal, federal and provincial, sanitary, fire and safety laws, regulations and requirements pertaining to the occupation and use of the Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein;

        (f) Rules and Regulations: to observe and perform and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform the Rules and Regulations attached as Schedule "D" hereto, and such further and other reasonable rules and regulations and amendments and changes therein as may hereafter be made by the Landlord and notified to the Tenant, except that no change may be made which is inconsistent with this Lease unless the Tenant consents thereto; the Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises; and the imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability on the Landlord for their non-enforcement;

        (g) Design Criteria: in its use of the Premises including without limitation the making of renovations thereto and the construction of Leasehold Improvements thereon, to comply with the reasonable requirements of Design Criteria from time to time prepared by or on behalf of the Landlord and distributed to the Tenant in common with other tenants, except that such Design Criteria may not contain any restriction which is inconsistent with this Lease unless the Tenant consents thereto;

        (h) Pollutants: not to discharge nor permit the discharge of any oil or grease or any deleterious, objectionable, dangerous, radioactive, poisonous or explosive matter or substance (the "Pollutants") into any waters, ditches, culverts, drains or sewers on or adjacent to the Lands, and the Tenant shall take all reasonable measures for ensuring that any effluent discharged shall not be corrosive, poisonous or otherwise harmful to any sewage disposal works or to the bacteriological process of sewage purification. The Landlord shall be permitted access to the Premises from time to time to test and monitor the effluent from the Tenant's operations. In addition, the Tenant shall not dispose of, discharge or accumulate or permit to be disposed or, discharged or accumulated on, in or under the Lands any Pollutants;

        (i) Parking: to observe all regulations made by the Landlord from time to time with respect to the parking of vehicles in or around the Building or on the Lands. The Tenant shall, upon request, supply the Landlord with the automobile licence numbers for the vehicles owned by its employees. In addition, the Landlord reserves the right to remove with respect to the parking of vehicles from time to time, such removal to be at the risk and expense of the Tenant. Further, the Landlord reserves the right to designate from time to time certain parking spaces for the exclusive use of other tenants of the Building; and

        (j)     Hazardous Substances: to:

                (i) at its own cost and expense, comply with all laws and regulations from time to time in force regulating the manufacture, use, storage transportation, removal or disposal of waste, Hazardous Substances and the protection of the environment generally; and

                (ii) not bring onto the Premises or the Lands or permit the presence thereon of any Hazardous Substances, WHICH WERE BROUGHT ON TO THE PREMISES OR THE LANDS BY THE TENANT, OR ANY PARTY FOR WHOM THE TENANT IS RESPONSIBLE IN LAW, without the prior written consent of the Landlord.

        The Tenant shall, at its own expense, promptly and diligently remove any unauthorized Hazardous Substances from the Premises of the Lands, WHICH WERE BROUGHT ON TO THE PREMISES OR THE LANDS BY THE TENANT, OR ANY PARTY FOR WHOM THE TENANT IS RESPONSIBLE IN LAW. The

Tenant shall, at its own expense, remedy any damage to the Premises or the Lands caused by such event or breach.

        For the purposes of this Lease, the term "Hazardous Substances" shall mean any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing, any contaminant, pollutant, dangerous substance, noxious substance, hazardous waste, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs and any other substance or materials declared or defined to be hazardous or toxic contaminants, in or pursuant to any applicable federal, provincial or municipal statute or bylaw.

REPAIR AND DAMAGE

6.      (a)     Landlord's Repairs to the Lands and the Building

                The Landlord covenants with the Tenant to keep in a good and reasonable state of repair, with the exception of reasonable wear and tear and damage caused by the act or omission of the Tenant:

                (i) those portions of the Lands consisting of the courts, concourses, lobbies, landscaped areas, entrances and other facilities from time to time provided for common use and enjoyment, and the exterior portions (including exterior walls, foundations and roofs) of all buildings and structures from time to time forming part of the Lands and affecting its general appearance;

                (ii) the Building (other than the Premises and premises of other tenants) including the systems for interior climate control, the elevators, entrances, stairways, corridors and lobbies and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building and the systems provided for bringing utilities to the Premises.

        (b)     Landlord's Repairs to the Premises

                The Landlord covenants with the Tenant to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in construction performed or installations made by the Landlord in the Premises (if and to the extent that such defects are sufficient to impair the Tenant's ability to comply with the Design Criteria referred to in paragraph 5(g) hereof). The Landlord shall in no event be required to make repairs to Leasehold Improvements.

        (c)     Tenant's Repairs

                The Tenant covenants with the Landlord to repair at the Tenant's own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to paragraph 6(b), the Premises, including Leasehold Improvements, reasonable wear and tear excepted, but this obligation shall not extend to structural members or to exterior glass or to repairs which the Landlord would be required to make under paragraph 6(b) but for the exclusion therefrom of defects not sufficient to impair the Tenant's enjoyment of the Premises while using them in a manner consistent with this Lease. The Landlord may enter and view the state of repairs and the Tenant will repair according to notice in writing, reasonable wear and tear excepted. If the Tenant shall fail to repair after 15 DAYS WRITTEN notice to do so (OR COMMENCE SUCH REPAIRS WITHIN THE 15 DAY PERIOD IF THE REPAIRS ARE OF A NATURE WHICH WILL REASONABLY REQUIRE MORE THAN 15 DAYS TO COMPLETE), the Landlord may effect the repairs and collect the cost thereof from the Tenant as additional rent pursuant to paragraph 16(a)(i) hereof.

        IT IS UNDERSTOOD AND AGREED THAT, IN THE EVENT THAT THE REQUIRED REPAIRS ARE URGENT IN THE REASONABLE OPINION OF THE LANDLORD, NO NOTICE WILL BE GIVEN.

        (d)     Indemnification

                The Tenant agrees that if any part of the Lands or Building including exterior glass and the systems for interior climate control and for the provision of utilities becomes out of repair, damaged or destroyed through the negligence of or misuse by the Tenant or its employees, agents, invitees or others under its control, the expense of repairs or replacements thereto necessitated thereby shall be reimbursed to the Landlord by the Tenant promptly upon demand.

        (e)     Abatement and Termination

                It is agreed between the Landlord and the Tenant that:

                (i) in the event of damage to the Premises or to other portions of the Lands which affect access or services essential to the Premises, and if the damage is such that the Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten (10) days, then;

                        (1) unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control, from and after the expiration of ten (10) days after the occurrence of the damage and until the Premises are again reasonably capable of use and occupancy as aforesaid, THE BASIC AND ADDITIONAL RENTAL payable pursuant to paragraph 2 HEREOF shall abate from time to time in proportion to the part or parts of the Premises not reasonably capable of such use and occupancy; and

                        (2) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in paragraphs 6(a), (b) and (c)) shall repair such damage with all reasonable diligence, but to the extent that any part of the Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

                (ii)    if either;

                        (1) the Premises; or

                        (2) premises whether of the Tenant or other tenants of the Building comprising in the aggregate half or more of the total number of square feet (or square metres) of Rentable Area in the Building (in each case determined in accordance with paragraph 7(b) hereof), or portions of the Lands which affect access or services essential thereto are substantially damaged or destroyed by any cause other than by reason of the act or omission of the Tenant, and if, in the reasonable opinion of the Landlord, the damage cannot reasonably be repaired within One Hundred and Eighty (180) days after the occurrence of such damage or destruction, then the Landlord SHALL, by delivery of written notice to the Tenant within Thirty
                        (30) days after the date of the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in paragraphs 6(a), (b) and (c), and the Tenant shall instead deliver up possession of the Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and rent shall be apportioned and paid to the date OF SUCH DAMAGE, but otherwise the Landlord or the Tenant, as the case may be and according to the nature of the damage and their respective obligations to repair as provided in paragraphs 6(a),
                        (b) and (c), shall repair such damage with all reasonable diligence.

ALLOCATION OF TAXES AND OPERATING EXPENSES

7.      (a)     Definitions

                For purposes of those provisions of this Lease relating to the allocation of taxes and operating expenses, the following terms shall have the following meanings:

                (i) "Office/Retail Premises" means the whole of the Building above grade designated to be leased or rented to tenants, other than the portion thereof used for the operation of a restaurant or a banking establishment;

                (ii) "Architects" means a recognized firm of architects from time to time designated by the Landlord as architects hereunder;

                (iii) "Tenant's Contributing Area" means the number which is the numerator to be used in arriving at the proportion of Allocable Taxes or Allocable Operating Expenses to be paid by the Tenant with respect to the Premises, which number shall be the Rentable Area in square feet or square metres of the Premises calculated in accordance with paragraph 7(b) hereof;

                (iv) "Administrative Service Areas" means space in the Building which would otherwise be leaseable to tenants but which the Landlord utilizes in connection with the operation or maintenance of the Lands other than any such space which, in the reasonable opinion of the Landlord, would be required for the operation or maintenance of the Lands even if such operation and maintenance was performed entirely by independent contractors operating primarily from premises located outside the Lands and not by the Landlord. Subject to the foregoing, Administrative Service Areas include office space occupied by personnel engaged in such operation and maintenance and in management of the Lands (other than leasing staff), locker, lunch and washrooms for operating and maintenance staff, storage rooms for building supplies, machine and maintenance shops, and parcel delivery rooms and other like facilities for common use by or service to tenants of the Building and the Lands;

                (v) "Gross Contributing Area for Operating Expense Allocation" means the number which is the denominator to be used in arriving at the proportion of Allocable Operating Expenses to be paid by the Tenant with respect to the Premises, which number is the total Rentable Area, measured in square feet (or square metres), on a full floor basis in accordance with paragraph 7(b) hereof, of all Office/Retail Premises, restaurant or banking establishment leaseable or available for occupancy, whether or not rented or occupied, after deduction of the area, measured in square feet (or square metres), of space occupied by the Landlord, its agents, contractors or subcontractors exclusively in respect of the management, maintenance or operation of the Building and the Lands.

                        For purposes of this definition, premises are considered to be leaseable or available for occupancy if they are capable of occupancy or would be made capable by the addition of tenants' improvements;

                (vi) "Gross Contributing Area for Tax Allocation" means the number which is the denominator to be used in arriving at the proportion of Allocable Taxes to be paid by the Tenant with respect to the Premises, which number shall be determined as described in the definition of Gross Contributing Area for Operating Expense Allocation;

                (vii) "Allocable Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Lands or any portion thereof or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in the future in lieu thereof, or for which the Landlord is liable with respect to the Building and the Lands, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including REASONABLE legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding:

                        (A) taxes and license fees in respect of any business carried on by tenants and occupants of the Lands (including the Landlord in respect of its business), which taxes are herein collectively called "Business Taxes";

                        (B) income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Lands or upon the Landlord in respect thereof, which taxes are herein collectively called the Landlord's Income Taxes";

                        (C) all taxes, rates, duties, levies and assessments (including Business Taxes) which the Landlord recovers from tenants under paragraph 8(b) hereof and comparable paragraphs of other leases, which taxes are herein collectively called "Tenants' Taxes"; and

                        (D) ALL CAPITAL TAXES PAYABLE BY THE LANDLORD INCLUDING, BUT NOT BEING LIMITED TO, CORPORATION CAPITAL TAX, (THE "LANDLORD'S CAPITAL TAXES");


                (viii) I. "Allocable Operating Expenses" for any period means, WITHOUT DUPLICATION, all expenses, costs and disbursements of every kind and nature (determined for each year on an accrual basis) incurred in connection with the management and operation of the Lands for such period, except the following:

                        (A) costs of alterations of the Premises or of the premises of other tenants and corresponding costs as to premises occupied or to be occupied by the Landlord, except as they relate to premises to be occupied by the Landlord in the performance of its function as Landlord of the Building and the Lands;

                        (B) costs of capital improvements and other costs properly chargeable to capital account;

                        (C) depreciation, interest and principal payments on mortgages and other debt costs except that Allocable Operating Expenses may, at the discretion of the Landlord, be calculated to include depreciation and interest costs with respect to machinery, equipment, systems, property or facilities installed in or used in connection with the Lands if one of the principal purposes of such installation or use was to reduce other items of Allocable Operating Expenses, and also to include reasonable depreciation and interest charges with respect to equipment, such as janitorial equipment, provided or used by the Landlord in the normal maintenance of the Lands;

                        (D) real estate brokers' leasing commissions; and

                        (E) repairs or replacement of structural elements of the Building including, but not limited to load bearing walls, floorslabs and masonry walls; replacement of the roof, roof membrane or roof covering; any cost that should have been paid by another Tenant had it not been excused from doing so by the Landlord or had it not defaulted under its Lease; any legal fees and other costs in respect of financing or refinancing of the Building or Lands.

                        II. All such expenses shall be included whether incurred by or on behalf of the Landlord or incurred by or on behalf of any owner or owners of parts of or interests in the Lands with whom the Landlord may from time to time have agreements for the pooling or sharing of costs or by or on behalf of tenants of space in the Building (including operators of parking garages) with whom the Landlord may from time to time have agreements whereby in respect of their premises such tenants perform any cleaning, maintenance or other work or services usually performed by the Landlord, and which expenses if directly incurred by the Landlord would have been included in Allocable Operating Expenses and shall include the value of services not reflecting a direct cost or detriment, such as the rental value of Administrative Service Areas. Allocable Operating Expenses shall also include insurance premiums payable under policies held by the Landlord pursuant to paragraph 12(a) hereof with respect to risks affecting the Lands, together with related payments and costs including an amount equal to any sum deducted if the Landlord shall elect to insure with respect to any such risks under a policy or policies containing provisions which require a specified sum to be deducted from each claim made thereunder.

                        III. In computing Allocable Operating Expenses there shall be credited as a deduction:

                        (A) the amounts of proceeds of insurance and other amounts actually recovered by the Landlord applicable to damage the cost of repair of which was included in Allocable Operating Expenses;

                        (B) amounts recovered as a result of direct charges to the Tenant and other tenants in respect of Additional Services under paragraph 8(d) hereof and comparable paragraphs of other leases to the extent that the amounts so recovered relate to costs thereof included in Allocable Operating Expenses and the additional charge of 10% of the aggregate of the cost of labour, materials and other direct expenses chargeable under paragraph 8(d) shall be considered to be so related;

                        (C) all other recoveries from the Tenant and other tenants applicable to expenses included in Allocable Operating Expenses, other than contributions to Allocable Operating Expenses by the Tenant pursuant to the provisions of this Lease and contributions by other tenants pursuant to comparable provisions of other leases;

                (ix) "Tenant's Proportionate Share" for any period means the aggregate of:

                        (i) an amount determined by multiplying Allocable Operating Expenses for the period by a fraction calculated at or as of the end of such period, the numerator of which is the Tenant's Contributing Area and the denominator of which is the Gross Contributing Area for Operating Expense Allocation; and

                        (ii) an amount determined by multiplying Allocable Taxes for the period by a fraction calculated at or as of the end of such period, the numerator of which is the Tenant's Contributing Area and the denominator of which is the Gross Contributing Area for Tax Allocation;

                (x) "Year" means a period of 12 months commencing on January 1 and ending on the next ensuing December 31 until changed pursuant to paragraph 7(f).

        (b)     Area Measurements

                All measurements of Rentable Area required to implement this paragraph 7, or under other provisions of this Lease, shall be made in accordance with the procedure outlined in Schedule "E" hereto. Such measurements shall be made by the Landlord and included in the material made available to the Tenant in connection with the determination of the Tenant's Proportionate Share pursuant to paragraph 7(c). In the event of any dispute as to the measurement made by the Landlord (which dispute may not be advanced more than one year after the information as to the measurement becomes available to the Tenant) the decision of the Architects shall be final.

        (c)     Determination of Tenant's Proportionate Share

                Insofar as the determination of the Tenant's Proportionate Share is dependent upon calculations other than area measurements governed by paragraph 7(b), the same shall be binding upon the Tenant if reasonably performed by the Landlord, who shall within a reasonable time after receipt of notice from the Tenant, given within one year after the end of the Year to which it relates, provide the Tenant with a statement disclosing in reasonable detail the costs and taxes being allocated and the calculation of the Tenant's Proportionate Share and shall further provide the Tenant with reasonable access to the books and records of the Landlord pertaining thereto. Any expenses not directly incurred by the Landlord but which are included in Allocable Operating Expenses may be estimated by the Landlord on whatever reasonable basis the Landlord may select.

        (d)     Payment of Tenant's Proportionate Share

                Prior to the commencement of the Term and prior to May 1 in each Year thereafter which commences during the Term the Landlord shall estimate the Tenant's Proportionate Share for the ensuing Year or (if applicable) broken portion thereof, as the case may be, and shall notify the Tenant in writing of the estimate. The amount so estimated shall be payable in equal monthly installments in advance over the Year or broken portion of the Year in question, each installment being payable on each monthly rental payment date provided in paragraph 2 hereof. From time to time during a Year the Landlord may reestimate the amount of the Tenant's Proportionate Share for the Year or broken portion thereof, in which event the Landlord shall notify the Tenant in writing of the new estimate and shall fix monthly installments for the then remaining balance of such Year or broken portion thereof in order that, after giving credit for the installments paid by the Tenant on the basis of the previous estimate or estimates, the Tenant's Proportionate Share will have been fully paid during such Year or broken portion thereof.

        (e)     Re-adjustment of Tenant's Proportionate Share

                When the necessary information becomes available, the Landlord shall re-calculate the Tenant's Proportionate Share for such Year or broken portion thereof referred to in paragraph 7(d), after the expiry of the Year or portion thereof. The Landlord and the Tenant shall expeditiously make between them any re-adjustment which such recalculation may show to be necessary, so that the Tenant shall be credited for any overpayment or debited for any deficiency. Neither party may claim a re-adjustment in respect of the Tenant's Proportionate Share based upon any error of estimation, determination or calculation thereof unless claimed in writing prior to the expiration of one year after the end of the Year to which the payment relates, provided always that the provisions of this paragraph 7(e) shall not affect any claim for re-adjustment based upon other matters, including without limitation the outcome of litigation affecting expenses which constitute component parts of the Allocable Taxes or Allocable Operating Expenses.

        (f)     Change from Year Ending December 31

                In the event that the Landlord shall change its accounting system or procedures so that it shall become more convenient for the provisions of paragraphs 7(d) and 7(e) to be administered on the basis of some 12-month period other than Years ending December 31, then the Landlord may determine upon delivery of not less than six months' written notice to the Tenant and other tenants that such provisions of this Lease and comparable provisions of other leases of premises upon the Lands shall be so administered, and after the expiry of such notice period, the provisions of paragraphs 7(d) and 7(e) shall be and be deemed and construed to be appropriately amended to that end.

TAXES

8.      (a)     Payment by Landlord

                The Landlord covenants with the Tenant to pay promptly when due to the taxing authority or authorities having jurisdiction all taxes, which shall mean for purposes of this paragraph 8, "Allocable Taxes", "Business Taxes" (insofar as such Business Taxes are exigible against the Landlord with respect to the business of the Landlord), the "Landlord's Income Taxes", the "LANDLORD'S CAPITAL TAXES" and any "Tenants' Taxes", as such terms are defined in paragraph 7(a)(vii).

        (b)     Payment by Tenant

                The Tenant covenants with the Landlord to pay promptly when due to the taxing authority or authorities having jurisdiction all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed in respect of any and every business carried on in the Premises by the Tenant, subtenants, licensees or other occupants of the Premises or in respect of the use or occupancy thereof (including license fees), which shall include all "Business Taxes" as defined in paragraph 7(a)(vii) hereof (insofar as such Business Taxes are exigible with respect to any business carried on in the Premises). The Tenant further covenants to pay to the Landlord promptly on demand therefor by the Landlord, an amount equal to all taxes charge in respect of all Leasehold Improvements and trade fixtures and all furniture and equipment made, owned or installed by or on behalf of the Tenant in the Premises, the Landlord may determine to recover from the Tenant, and any amounts so paid by the Tenant to the Landlord (and by other tenants under corresponding paragraphs of other leases) shall be excluded in the determination of Allocable Taxes under paragraph 7 hereof.

        (c)     Postponement, Determination, Appeal, etc., of Taxes

                (i) The Landlord may postpone payment of any taxes payable by it pursuant to paragraph 8(a) and the Tenant may postpone payment of any taxes, rates, duties, levies and assessment payable by it under the first sentence of paragraph 8(b) in each case to the extent permitted by law and if prosecuting in good faith an appeal against the imposition thereof, and provided in the case of a postponement by the Tenant that if the Lands or any part thereof of the Landlord shall have become liable to assessment, prosecution, fine or other liability, the Tenant shall have given security in a form and in an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to ensure payment thereof.

                (ii) For all purposes of this paragraph 8 and of paragraph 7, where the determination of any taxes depends upon an assessment or an apportionment of an assessment which has not been made by the taxing authority or authorities having jurisdiction, the Landlord may determine the same. Any determinations so made by the Landlord shall be binding upon the Tenant unless shown to be unreasonable or erroneous in some substantial respect.

                        Notwithstanding the foregoing, in the absence of any separate assessment of Leasehold Improvements or trade fixtures or (if assessable) furniture or equipment of the Tenant referred to in paragraph 8(b), or of other tenants, the Landlord may elect not to make a determination thereof and may from time to time waive payment of amounts which would otherwise be payable by the Tenant under that item (and by other tenants under comparable provisions of other leases of premises in the Building), in which event such amounts shall form part of Allocable Taxes, without prejudice to the right of the Landlord to make any such determination in the future, either generally or in the case of the Tenant or any other tenant where the value of such Leasehold Improvements, trade fixtures, furniture or equipment is unusually large, with the intent that the enforcement or non-enforcement of the said item (and any like provisions in other leases) shall not be such as to impose any substantial inequity amongst tenants including the Tenant.

                (iii) Whenever requested by the Landlord, the Tenant will deliver to the Landlord receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to the first sentence of paragraph 8(b) hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

                (iv) The Tenant agrees that it will not conduct any appeal from any governmental assessment or determination of the value of the Lands or not the assessment or determination affects the amount of tax to be paid by the Tenant. The Tenant shall instead rely upon the Landlord to conduct any such appeal in the interest of all occupants of the Lands and the Landlord agrees that it will do so (with the expense to likely to attain a favourable result, provided always that the Landlord shall in no event be responsible or liable to the Tenant for any action or failure to act was not made in good faith.

        (d)     Payment for Additional Services

                The cost of Additional Services provided to the Tenant, whether or not the Landlord is obligated to provide them, shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefor from the Landlord. For purposes of this Lease, the term "Additional Services" includes all services supplied pursuant to paragraph 4(f) hereof, all other services designated as Additional Services by that paragraph, and all other services of whatsoever nature or kind supplied by the Landlord to (the Tenant in addition to those required by this Lease (other than any such services which the Landlord may elect to supply as included within the standard level of services furnished to tenants generally, the costs of which shall be included in Allocable Operating Expenses). The invoices above referred to shall reflect the Landlord's total cost of provision of the Additional Services being charged for, including all costs of materials and labour and other direct costs, costs of supervision and other indirect expenses, capable of being allocated on a reasonable basis, plus an amount equal to ten percent (10%) of the aggregate of the cost of labour, materials and other direct expenses, to cover indirect expenses incapable of reasonable allocation. The Landlord's reasonable determination of the costs of Additional Services shall be conclusive.

ASSIGNMENT AND SUBLETTING

9.      (a)     No Assignment Without Leave

                The Tenant covenants that it will not assign or sublet without leave, which leave the Landlord covenants not to withhold unreasonably OR DELAY as to any assignee or sublessee who, in the Landlord's judgment, has a satisfactory financial condition, has a good reputation in the business community and agrees to use the Premises for the purposes satisfactory to the Landlord. Without limitation, the Tenant shall for the purposes of this paragraph 9 be considered to assign or sublet in any case where it permits the Premises or any portion thereof to be occupied by persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, subletting, license or other right. THE TENANT SHALL GIVE THE LANDLORD WRITTEN NOTICE, BUT SHALL NOT BE REQUIRED TO OBTAIN THE CONSENT OF THE LANDLORD, IF EFFECTIVE CONTROL OF THE TENANT IS HEREAFTER CHANGED DIRECTLY OR INDIRECTLY BY SALE, ENCUMBRANCE OR OTHER DISPOSITION OF SHARES OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE TENANT SHALL OBTAIN THE PRIOR WRITTEN CONSENT OF THE LANDLORD (WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED) IF MORE THAN 50% OF THE SHARES OF THE TENANT ARE SOLD TO A PARTY WHO IS NOT A SHAREHOLDER OF THE TENANT ON THE EFFECTIVE DATE OF THIS LEASE; PROVIDED THAT THIS PARAGRAPH SHALL NOT APPLY AND THE TENANT SHALL NOT BE REQUIRED TO GIVE THE LANDLORD NOTICE OR OBTAIN THE LANDLORD'S CONSENT IN THE FOLLOWING INSTANCES:

                (i) IF THE TENANT IS A CORPORATION THE SHARES OF WHICH ARE LISTED ON ANY RECOGNIZED STOCK EXCHANGE OR IF THE TENANT MAKES AN INITIAL PUBLIC OFFERING OF ITS SHARES;

                (ii) IF THE PRESENT SHAREHOLDERS MAKE A SALE OR OTHER DISPOSITION OF SHARES TO IN BETWEEN THEMSELVES; OR

                (iii)   IN THE EVENT OF ANY TRANSMISSION OF SHARES ON DEATH

        (b)     Assignment or Subletting Procedures

                The Tenant shall not assign this Lease or sublet or share possession of the whole or any part of the Premises unless:

                (i) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with this Lease, and the acceptance of which would not breach any provision of this Lease if this paragraph 9(b) is complied with and which the Tenant has determined to accept subject to this paragraph 9(b) being complied with; and

                (ii) it shall have first requested and obtained the consent in writing of the Landlord thereto.

        ANY REQUEST FOR CONSENT SHALL BE IN WRITING AND ACCOMPANIED BY A TRUE COPY OF THE OFFER, AND THE TENANT SHALL FURNISH TO THE LANDLORD ALL INFORMATION AVAILABLE TO THE TENANT AND REQUESTED BY THE LANDLORD AS TO THE RESPONSIBILITY, REPUTATION, FINANCIAL STANDING AND BUSINESS OF THE PROPOSED ASSIGNEE OR SUBTENANT. IF SUCH CONSENT SHALL BE GIVEN THE TENANT SHALL ASSIGN OR SUBLET, AS THE CASE MAY BE, ONLY UPON THE TERMS SET OUT IN THE OFFER SUBMITTED TO THE LANDLORD AS AFORESAID AND NOT OTHERWISE.

        (c)     Assumption of Obligations

                No assignment of this Lease shall be effective unless the assignee shall execute an appropriate instrument assuming, as to the assigned premises, all the obligations of the Tenant hereunder.

SIGNS AND DIRECTORY

10. The Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere in or on the Lands outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises, with the exception only of an identification sign at or near the entrance to the Premises and a directory listing in the main lobby of the Building, both to be subject to the approval of the Landlord as to design, size and location. Unless the Landlord consents to the inclusion of any other or additional name, the Tenant shall be entitled to have included on such directory only the name of the Tenant. The Landlord may at its discretion determine that either or both of the identification sign and directory listing shall be installed at the expense of the Tenant, and the Landlord reserves the right to install them as an Additional Service.

LEASEHOLD IMPROVEMENTS AND TRADE FIXTURES

11.     (a)     Definition of Leasehold Improvements

                For purposes of this Lease, the term "Leasehold Improvements" includes all items generally considered as leasehold improvements, including without limitation all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Premises, in the Premises and by or on behalf of other tenants in other premises in the Lands (including the Landlord as occupant of its premises), including all partitions however affixed, and whether or not movable, and all wall-to-wall carpeting other than carpeting laid over finished floors and affixed so as to be readily removable without damage with the exception of TENANT'S trade fixtures, CHATTELS, furniture, MACHINERY and equipment not of the nature of fixtures.

        (b)     Installation of Improvements and Fixtures

                The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Premises without having requested and obtained the Landlord's prior written approval. The Landlord shall not unreasonably withhold or DELAY its approval to any such request, but failure to comply with Design Criteria established by the Landlord from time to time for the Building shall be considered sufficient reasons for refusal. In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant will not, without the prior written approval of the Landlord, WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, alter or interfere with any installations which have been made by the Landlord and in no event shall alter or interfere with window coverings or other light control devices installed by the Landlord on exterior windows or with the perimeter lighting adjacent to exterior walls of the Building. The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof. Any out-of-pocket expense incurred by the Landlord in connection with any such request for approval shall be deemed incurred by way of an Additional Service. All work to be performed in the Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved, such approval not to be unreasonably withheld OR DELAYED (except that the Landlord may require that the Landlord's consultants be engaged for any mechanical or electrical work) and by workers who have labour union affiliations that are compatible with those of workers employed upon the Lands by the Landlord and its contractors and subcontractors. All such work shall be subject to inspection by and the reasonable supervision of the Landlord, as all Additional Service, and shall be performed in accordance with any reasonable conditions or regulations imposed by die Landlord and completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord.

        (c)     Liens and Encumbrances on Improvements and Fixtures

                In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Premises the Tenant shall comply with all the provisions of the Builders' Lien Act and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention by way of hold-back of portions of any sums payable) and except as to any such hold-back shall promptly pay all accounts relating thereto. The Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or, without the consent of the Landlord (NOT TO BE UNREASONABLY WITHHELD OR DELAYED), with respect to its trade fixtures nor shall the Tenant take any action as a consequence of any such mortgage, conditional sale agreement, or other encumbrance would attach to the Premises, or to the Lands or any part thereof. If and whenever any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in ally way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after receipt of WRITTEN notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under paragraph 16(a)(i) hereof and may make any payments required to procure the discharge of any such liens or encumbrances and shall be entitled to be reimbursed by the Tenant as provided and in paragraph 16(a)(i), and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defense. The Landlord shall not be authorized to pay directly to the lien claimant on behalf of the Tenant any amount which is rightfully contested by the Tenant in a court of law. Said amount shall only be paid in trust to the appropriate tribunal. This paragraph 11(c) shall not prevent the Tenant from mortgaging or encumbering its chattels, furniture, MACHINERY or equipment not of the nature of fixtures.

        (d)     Removal of Improvements and Fixtures

                All Leasehold Improvements in or upon the Premises shall immediately upon their placement be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term except that:

                (i) the Tenant may at the end of the Term remove its trade fixtures;

                (ii) the Tenant shall at the end of the Term remove such of the Leasehold Improvements and trade fixtures in the Premises as the Landlord shall require to be removed; and

                (iii) the Tenant may remove its CHATTELS, furniture, MACHINERY and equipment at the end of the Term, and also during the Term in the usual and normal course of its business where such CHATTELS, furniture, MACHINERY or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefor new CHATTELS, furniture, MACHINERY and equipment.

        The Tenant shall, in the case of every removal either during or at the end of the Term, make good at the expense of the Tenant any damage caused to the Premises and the Building by the installation and removal.

        (e)     COMMUNICATIONS EQUIPMENT

                THE TENANT SHALL BE RESPONSIBLE FOR THE INSTALLATION AND MAINTENANCE OF ITS TELEPHONES, COMPUTERS AND SPECIAL EQUIPMENT. THE LANDLORD GIVES THE TENANT PERMISSION TO INSTALL ONE (1) LOW POWER MICROWAVE DISH ON THE ROOF OF THE BUILDING OR WITHIN THE PREMISES.

INSURANCE AND LIABILITY

12.     INSURANCE AND LIABILITY

        (a)     Landlord's Insurance

                The Landlord shall maintain the insurance described below throughout the Term on and with respect to the Lands, which insurance shall include the following:

                (i) all risk property insurance for the full replacement cost of the buildings on the Lands;

               (ii) public liability and property damage insurance for protection of the Landlord against all claims for bodily injury, including death, and for property damage occurring in, on or about the Lands for which the Landlord is legally liable, in respect of injury to or death of one or more persons, in respect of one or more occurrences, and in respect of damage to property and including all contractual obligations coverage and including actions of the employees, contractors, subcontractors and agents working on behalf of the Landlord;

               (iii) broad boiler and machinery insurance covering property damage; and

               (iv) such other insurance as it is or may become customary for prudent owners of lands and improvements in the Greater Vancouver area similar to the Lands to carry for loss of or damage to their lands and improvements or liability arising therefrom.

             The Landlord may elect, at any time and from time to time during the Term, to self-insure any of the loss or damage described in paragraph 12(a). If the Landlord so elects to self-insure, the Landlord shall be deemed to have placed the insurance required by paragraph 12(a) for the purpose of this Lease and shall be treated as a co-insurer to the extent that it shall not have insured with insurance companies.

        (b)    Tenant's Insurance

        The Tenant shall maintain the insurance described below throughout the Term and any period when it is in possession of the Premises, and each policy of that insurance shall name, as insureds, the Tenant and the Landlord as their respective interests may appear. The insurance which the Tenant is required to maintain is as follows:

               (i) all risk (including flood and earthquake) property insurance in an amount not less than 80% of the full replacement cost with a replacement cost endorsement, insuring:

                      (1) all property owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and located on the Lands including, but not limited to, fittings, installations, alterations, additions, partitions and all other leasehold improvements and any proceeds recoverable in the event of loss to Leasehold Improvements, shall be payable to the Landlord (but the Landlord agrees to make available such proceeds towards the repair or replacement of the insured property if the Lease is not terminated pursuant to any other provision hereof);

                      (2) the Tenant's inventory, furniture and movable equipment.

               (ii) public liability and property damage insurance, including personal injury liability, contractual liability, non-owned automobile liability, employers' liability, with respect to the use and occupancy of the Premises and of any other part of the Lands with coverage, including the activities and operations conducted by the Tenant and any other person on the Premises and by the Tenant and any other person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible, in any other part of the Lands. Those policies shall:

                      (1) be written on a comprehensive basis with inclusive limits of at least Five Million Dollars ($5,000,000) for bodily injury for any one or more persons, or property damage (but the Landlord, acting reasonably, may reasonably require higher limits from time to time upon not less than six (6) months notice);

                      (2) contain a severability of interest clause and cross-liability clauses.

        (iii) Tenant's legal liability insurance with inclusive limits of at least the replacement value of the portion of the Building covered by this Lease (but the Landlord, acting reasonably, may require higher limits from time to time upon not less than six
               (6) months notice);

        (iv) upon not less than ninety (90) days written notice, any other form of insurance and with whatever higher limits the Landlord, acting reasonably, requires from time to time, in form, in amounts and for risks against which a prudent tenant would insure.

        The policies specified under Sections 12(b)(i), (ii), (iii) and (iv) shall contain a waiver of any subrogation rights which the Tenant's insurers may have against all and any of the Landlord and those for whom all and any of them are or is in law responsible, whether the damage is caused by their act, omission or negligence.

        All policies shall:

        (i)    be taken out with insurers reasonably acceptable to the Landlord;

        (ii)   be in a form reasonably satisfactory to tile Landlord;

        (iii) be non-contributing with and shall apply only as primary and not excess to any other insurance available to the Landlord;

        (iv) not be invalidated as respects the interest of the Landlord by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies; and

        (v) contain an undertaking by the insurers to notify the Landlord in writing not less than thirty (30) days before any material change, cancellation or termination.

      The Tenant shall deliver certificates of insurance duly executed by the Tenant's insurers evidencing that the required insurance is in force and, if required by the Landlord, the Tenant shall deliver CERTIFICATES of each insurance policy as soon as reasonably possible after die placing of the insurance. No review or approval of any insurance certificate or insurance policy by the Landlord derogates from or diminishes tile Landlord's rights under this Lease.

(c)     Insurance Validation

        The Tenant agrees not to do or permit to be done any act or thing which may render void or voidable or conflict with the requirements of any policy or policies of insurance, whereby the Premises, the Building or the Lands are insured or which may cause any increase in premium to be paid in respect of any such policy. In the event that any such policy or policies is or are canceled by reason of any act or omission of the Tenant, the Landlord SHALL have the right, at its option, to terminate this Lease forthwith by delivery of notice of termination to the Tenant, and in the event that any premium to be paid in respect of any such policy or policies is or are increased by reason of any act or omission of the Tenant, the Tenant shall forthwith pay to the Landlord, as additional rent, the amount by which such premium shall be so increased.

(d)     Limitation of Landlord's Liability

        The Tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Lands unless resulting from the actual fault, privity or negligence of the Landlord OR THOSE FOR WHOM THE LANDLORD IS RESPONSIBLE IN LAW. In no event shall the Landlord be liable:

               (i) for any damage which is caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Lands or from the pipes or plumbing works, including the sprinkler system, therein or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads or for any damage caused by anything done or omitted by any other tenant;

               (ii) for any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitor services, security services, supervision or any other work in or about the Premises or the Lands;

               (iii) for loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant; or

               (iv) for the collection or non-collection of any insurance proceeds. However, the Landlord agrees to use reasonable efforts to collect all applicable insurance proceeds.

        (e)    Indemnity of Landlord

               The Tenant agrees to indemnify and save harmless the Landlord in respect of:

               (i) all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, EXCEPT TO THE EXTENT THAT SUCH CLAIM, LOSS, DAMAGE, COST OR EXPENSE IS CAUSED BY THE NEGLIGENCE OF THE LANDLORD OR THOSE FOR WHOM THE LANDLORD IS RESPONSIBLE IN LAW;

               (ii) any loss, cost, expense or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease; and

               (iii) all costs, expenses and reasonable legal fees that may be incurred or paid by the landlord in enforcing against the Tenant the covenants, agreements and representations of the Tenant set out in this Lease.

SUBORDINATION, ATTORNMENT AND CERTIFICATES

13.     The Tenant agrees that:

        (a)    Subordination and Attornment

               This Lease and all the rights of the Tenant hereunder are subject and subordinate to all mortgages now or hereafter existing (including deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Lands and to all renewals, modifications, consolidations, replacements and extensions thereof provided the mortgagee or trustee agrees to accept this Lease if THE TENANT IS not in default; and in recognition of the foregoing the Tenant agrees that it will, whenever requested by the mortgagee under any such mortgage (including any trustee under a deed of trust and mortgage) attorn to such mortgagee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it. THE LANDLORD AGREES TO USE COMMERCIALLY REASONABLE EFFORTS TO OBTAIN A NON DISTURBANCE AGREEMENT FROM ANY MORTGAGEES.

         (b)   Certificates

               The Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord (and if required by the Landlord, to any mortgagee [including any trustee under a deed of trust and mortgage] designated by the Landlord) a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and the Tenant, the existence or nonexistence of defaults, and any other matters pertaining to this Lease as to which the Landlord may request.

ACCESS OF LANDLORD

14.     (a)    Inspection and Access

               The Landlord shall be permitted UPON 24 HOURS PRIOR WRITTEN NOTICE, EXCEPT IN THE CASE OF AN EMERGENCY, and from time to time to enter and to have its authorized agents, employees and contractors enter the Premises for the purposes of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Premises or the Lands, or to have access to utilities and services (including overhead header ducts and access panels, which the Tenant agrees not to obstruct) and the Tenant shall provide free and unhampered access for such purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby, provided always that in exercising its rights hereunder the Landlord shall, to the extent reasonably possible, minimize interference with the Tenant's use and enjoyment of the Premises.

        (b)    Exhibiting Premises

               The Landlord and its authorized agents and employees shall UPON REASONABLE NOTICE be permitted entry to the Premises during the last six
        (6) months of the Term for the purpose of exhibiting the Premises to prospective lessees and shall be entitled to display signs and/or post notices advertising the availability of the Premises for lease.

DELAY AND NON-WAIVER

15.     (a)    Unavoidable Delay

               Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall, after the application of all reasonable efforts, be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of rent or other moneys due) by reason of:

               (i)    strikes or work stoppages;

               (ii) being unable to obtain any material, service, utility or labour required to fulfill such obligation;

               (iii) any statute, law or regulation of, or inability to obtain any permission from, any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; or

               (iv)   other unavoidable occurrence,

the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to the Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; but nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Premises.

        (b)    Waiver

               If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach or non-observance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

REMEDIES OF LANDLORD

16.     (a)    Remedies of Landlord

               In addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant through improper compliance or non-compliance with any obligation arising either under this or any other provision of this Lease or under statute or the general law the Landlord:

               (i) AFTER NOTICE IS GIVEN by THE LANDLORD to THE TENANT IN ACCORDANCE WITH THE LEASE AND ANY APPLICABLE NOTICE PERIODS HAVE EXPIRED, shall have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do any work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord as additional rent forthwith upon demand. The Landlord shall not be authorized to pay directly to the third party on behalf of the Tenant any amount which is rightfully contested by the Tenant in a court of law. Said amount shall only be paid in trust to the appropriate tribunal;

               (ii) shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of a non-payment of rent; and

               (iii) if the Tenant shall fail to pay rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate three percent (3%) per annum in excess of the minimum lending rate to prime commercial borrowers from time to time current at chartered banks in British Columbia from the date upon which the same was due until actual payment thereof.

         (b)   Remedies Cumulative

               The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, through improper compliance or non-compliance with any obligation arising either under any provision of this Lease or under statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statue or the general law.

        (c)    Right of Re-Entry on Default or Termination

               Provided and it is expressly agreed that if and whenever the rent hereby reserved or other moneys payable by the Tenant or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, and the Tenant shall have failed to pay such rent or other moneys within five (5) business days after the Landlord shall have delivered to the Tenant written notice requiring such payment, or if the Tenant shall breach or fail to observe and perform any of the other covenants, agreements, provisos, conditions, rules or regulations and other obligations on the part of the Tenant to be kept, observed or performed hereunder, and the Tenant shall have failed to remedy such breach or failure within fifteen (15) business days after the Landlord shall have delivered to the Tenant written notice requiring such remedy (provided that if such breach may not be reasonably remedied within such fifteen
(15) day period, then the Tenant shall not continue to be in default hereunder if the Tenant commences to remedy such default within the fifteen (15) day period and continues same with due diligence) or if this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Premises or any part thereof in die name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding.

        (d)    Termination and Re-Entry

               If and whenever the Landlord becomes entitle to re-enter upon the Premises under any provision of this Lease the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises notice in writing of such termination.

        (e)    Payment of Rent on Termination

               Upon the delivery by the Landlord to the Tenant of a notice in writing terminating this Lease, whether pursuant to this or any other provision of this Lease, this Lease and the Term shall terminate, rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination, and the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may re-enter and take possession of them.

        (f)    Re-letting

               Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease the Landlord in addition to all other rights it may have, shall have the right as agent of the Tenant to enter the Premises and re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from re-letting the Premises upon account of the rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any.

IMPROPER USE OF PREMISES

17.    (a)     Cancellation of Insurance

               If any policy of insurance upon the Lands or any part thereof from time to time effected by the Landlord shall be canceled or about to be canceled by the insurer by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be of such policy of insurance, the



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

        Landlord may at its option ENTER THE PREMISES AND REMEDY THE SITUATION AND CHARGE THE COST THEREOF TO THE TENANT AS ADDITIONAL RENT, PROVIDED THAT IF THE SITUATION GIVING RISE TO THE ACTUAL OR THREATENED CANCELATION MAY NOT BE CORRECTED, THEN THE LANDLORD MAY TERMINATE THIS LEASE BY LEAVING UPON THE PREMISES NOTICE IN WRITING OF SUCH TERMINATION;

        (b)  Non-authorized Use, Bankruptcy

             In the event that without the written consent of the Landlord the Premises shall be used by any other persons than the Tenant or its permitted assigns or subtenants or for any purpose other than that for which they were leased, or occupied by any persons whose occupancy is prohibited by this Lease, or if the Premises shall be vacated or abandoned, or remain unoccupied for fifteen (15) days or more while capable of being occupied, or if the balance of the Term or any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment, or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence, then in any such case the Landlord may at its option terminate this Lease by leaving upon the Premises notice in writing of such termination and thereupon, in addition to the payment by the Tenant of rent and other payments for which the Tenant is liable under this Lease, rent for the current month and the next ensuing three
        (3) months shall immediately become due and be paid by the Tenant.

GENERAL PROVISIONS

18.     Registration of Lease

        THE TENANT SHALL BE ENTITLED TO REGISTER THIS LEASE. THE LANDLORD SHALL NOT BE OBLIGATED TO DELIVER TO THE TENANT THIS LEASE IN REGISTERABLE FORM AND THE TENANT SHALL BEAR THE COST OF REGISTERING THE LEASE, INCLUDING BUT NOT LIMITED TO, THE PREPARATION OF ANY EXPLANATORY PLAN OF LEASE OF THE PREMISES.

19.     Lease Constitutes Entire Agreement

        The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease except as expressly set out in this Lease, including Schedule "A", "B", "C", "D" and "E" which are incorporated into and form part of this Lease, and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

20.     Notices

        Any notice required or contemplated by any provision hereof shall be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or mailed by prepaid registered mail addressed to the Landlord at the Building, and if to the Tenant, either delivered to the Tenant personally (or to a partner or officer of the Tenant if the Tenant is a firm or corporation) or mailed by prepaid registered mail addressed to the Tenant at the Premises. Every such notice shall be deemed to have been given when delivered, or if mailed as aforesaid, upon the third normal business day after posting provided it is mailed in Canada. The Landlord may from time to time by notice in writing to the Tenant designate another address in Canada as the address to which notices are to be mailed to it, or specify another location in the Building to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it.



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

21.   Interpretation

      In this Lease, "herein", "hereof", "hereby", "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular paragraph, paragraph or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; "business day" means any of the days from Monday to Friday inclusive of each week unless such day is a holiday, and such additional days as may be designated by the Landlord; and "normal business hours" means the hours from 8 a.m. to 5 p.m., and such other hours as may be designated by the Landlord, on business days; and the parties agree that all of tile provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of the Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

22.    Extent of Lease Obligations

      This Lease and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, permitted assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

23.    Renewal

      If the Tenant duly and regularly pays the rent reserved hereunder and performs all and every of the covenant, provisos and agreements herein on the part of the Tenant to be observed and performed, the Landlord will at the expiry of the original Term provided for in paragraph 1(a) hereof (without including therein any other renewal, extension or overholding) and upon written notice from the Tenant received by the Landlord at least six (6) months before the expiry of the original Term, grant to the Tenant a renewal of this Lease for one
(1) additional term of three (3) years at such rent as may be mutually agreed upon by the Landlord and the Tenant, having regard to rental rates prevailing in the market, which for the purposes of this paragraph 23 shall include the rents then being charged in the Building (and the Landlord and the Tenant each undertake to negotiate in good faith with a view to agreeing upon such rent), and otherwise upon and subject to the terms and conditions contained in this Lease except this provision for renewal. In the absence of an agreement being reached at least three (3) months prior to the expiry of tile original Term with respect to die rent to be paid during such renewal term, the rent to be paid during such renewal term, unless otherwise agreed by the Landlord and Tenant, shall be determined by a single arbitrator if the parties agree upon the identity of such arbitrator, and otherwise by three arbitrators, one to be appointed by the Landlord, one to be appointed by the Tenant and the third to be appointed by the two arbitrators so previously appointed, pursuant to the provisions of the Commercial Arbitration Act (British Columbia).

24.    Parking

      The Landlord shall make available to the Tenant during the Term of this Lease and the renewal Term, fourteen (14) parking stalls in the Building. Should the Tenant utilize less that 14 parking stalls and wish to increase the parking stalls used to the maximum of 14 stalls, the Tenant shall provide the Landlord with at least 45 days written notice of such requirement. The rental for the parking stalls shall BE $65.00 PER MONTH PER STALL THROUGHOUT THE TERM OF THE LEASE.

25.     Landlord's Enquiries and Clean Up by Tenant

        (a) The Tenant hereby authorizes the Landlord to make inquiries from time to time with respect to the Tenant's compliance with any laws and regulations pertaining to the Tenant, the Tenant's business and the Premises, including without limitation, laws and regulations pertaining to Hazardous Substances and the protection of the environment generally. The Tenant shall provide such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

        (b) If any governmental authority having jurisdiction shall require the clean-up of any Hazardous Substances held, released, spilled, abandoned or placed upon the Premises, the Building or the Lands or released into the environment by the Tenant in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Premises, then the Tenant shall, at its own expense, prepare all necessary studies, plans and proposals and submit the same for approval, provide all bonds and other security required by governmental authorities having jurisdiction and carry out the work required and shall keep the Landlord fully informed and provide to the Landlord full information with respect to the proposed plans and comply with the Landlord's reasonable requirements with respect to such plans.

26.     Landlord's Inspection

        The Landlord may at any time and from time to time inspect the Tenant's goods within the Premises and the Tenant's records for the purpose of identifying the nature of such goods and the existence of any Hazardous Substances. The Tenant shall assist the Landlord in such inspection.

27.     Ownership of Hazardous Substances

        If the Tenant brings or creates within the Premises or on the Lands any Hazardous Substances then, notwithstanding any rule of law to the contrary, such Hazardous Substances shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord, notwithstanding the degree of affixation to the land and notwithstanding the expiry or earlier termination of this Lease.

28.     Survival of Covenants

        The obligations of the Tenant relating to Hazardous Substances shall survive the expiry or earlier termination of this Lease. If the performance of those obligations requires access to the Premises or the Lands, the Tenant shall have such access only at such times and upon such terms and conditions as the Landlord may specify. The Landlord may, at the Tenant's cost and expense, undertake the performance of any necessary work in order to complete such obligations of the Tenant. Having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.

29.     OPTION TO TERMINATE

        THE TENANT HAS THE OPTION TO TERMINATE THIS LEASE WITH A PENALTY EQUAL TO THE UNAMORTIZED PORTION (ON A STRAIGHT LINE BASIS) OF THE LEASING COMMISSION PAYABLE BY BCR PROPERTIES LTD. TO CB COMMERCIAL REAL ESTATE GROUP CANADA INC. OF THREE DOLLARS ($3.00) PER SQUARE FOOT OF RENTABLE AREA LEASED AT ANY TIME AFTER SEPTEMBER 30, 2000 WITH SIX (6) MONTHS PRIOR WRITTEN NOTICE DELIVERED TO THE LANDLORD, I.E. IF THE TENANT EXERCISED ITS RIGHT OF TERMINATION ON THE PREMISES AS AT SEPTEMBER 30, 2000 THE PENALTY TO THE TENANT WOULD BE ONE DOLLAR AND SIXTY CENTS ($1.60) PER SQUARE FOOT MULTIPLIED BY THE PREMISES.

30.     OPTION TO EXPAND

        THE LANDLORD HEREBY GRANTS TO THE TENANT THE OPTION TO LEASE THE FOLLOWING AREA ON THE THIRD (3RD) FLOOR OF THE BUILDING ON THE FOLLOWING TERMS AND CONDITIONS:

        THE AREA OF APPROXIMATELY ELEVEN THOUSAND NINE HUNDRED (11,900) SQUARE FEET AS OUTLINED IN BLUE TO THE PLAN ATTACHED AS SCHEDULE "A" (THE "EXPANSION SPACE) WHICH SHALL BE MADE AVAILABLE FOR THE TENANT'S OCCUPANCY AS AT SEPTEMBER 1, 1999. THE TENANT SHALL HAVE THE RIGHT TO THE EXPANSION SPACE BY PROVIDING WRITTEN NOTICE TO THE LANDLORD NO LATER THAN MARCH 1, 1999. IN THE EVENT SUCH OPTION IS EXERCISED, THE PREMISES SHALL, FROM SEPTEMBER 1, 1999 THROUGH THE BALANCE OF THE LEASE TERM, BE DEEMED TO INCLUDE THE EXPANSION SPACE AREA AND THE TERMS AND CONDITIONS OF THE LEASE APPLY. THE ACTUAL RENTABLE AREA OF THE SPACE SHALL BE DETERMINED BY THE LANDLORD'S ARCHITECT AND THE RENT SHALL BE ADJUSTED ACCORDINGLY. THE LANDLORD SHALL PROVIDE THE EXPANSION SPACE WITH ALL EXISTING MECHANICAL SYSTEMS, ELECTRICAL OUTLETS, LIGHTS AND PLUMBING FIXTURES IN GOOD WORKING ORDER AND WITH TWO (2) PARKING STALLS PER 1,200 SQUARE FEET LEASED AT MARKET RENTS FOR THE TERM, BUT OTHERWISE IN AN "AS IS" CONDITION.

31.     RIGHT OF FIRST REFUSAL

        THE LANDLORD HEREBY GRANTS TO THE TENANT AN ONGOING FIRST RIGHT ("THE RIGHT OF FIRST REFUSAL") TO LEASE ANY SPACE IN THE BUILDING THAT BECOMES AVAILABLE FOR LEASE (THE "ADDITIONAL SPACE") ON THE FOLLOWING TERMS AND CONDITIONS AND IN THE MANNER AS FOLLOWS:

      THE LANDLORD SHALL GIVE NOTICE IN WRITING OF THE ADDITIONAL SPACE THEN AVAILABLE FOR LEASE. THE TENANT SHALL HAVE A PERIOD OF FIVE (5) BUSINESS DAYS TO PROVIDE WRITTEN NOTIFICATION OF ITS INTENTION OF LEASE THE ADDITIONAL SPACE. IF THE TENANT DOES NOT RESPOND TO THE LANDLORD'S WRITTEN NOTICE WITHIN THE PRESCRIBED RIVE (5) BUSINESS DAYS OR IF THE TENANT ADVISED THE LANDLORD THAT THE TENANT DOES NOT WISH TO LEASE THE ADDITIONAL SPACE THEN AVAILABLE FOR LEASE, THE LANDLORD SHALL BE FREE TO LEASE THE SPACE TO A THIRD PARTY.

        AS AND WHEN THE TENANT EXERCISES ANY OF ITS FIRST RIGHTS TO LEASE, THE ADDITIONAL SPACE LEASED SHALL FORM PART OF THE LEASED PREMISES AND TERMS OF SUCH EXPANSION SPACE SHALL BE THE SAME AS THE ORIGINAL LEASE INCLUDING RENTAL CHARGE PER SQUARE FOOT EXCEPT THE LANDLORD SHALL ENSURE THAT:

         (a) ALL EXISTING MECHANICAL SYSTEMS, ELECTRICAL OUTLETS, LIGHTS AND PLUMBING FIXTURES ARE IN GOOD WORKING ORDER AND THE EXISTING H.V.A.C. SYSTEM IS OPERATING IN A MANNER CONSISTENT WITH AN "ALL CLASS OFFICE BUILDING;

         (b)   THE PREMISES HAVE BEEN CLEANED;

         (c) BASED ON A RATIO OF TWO (2) STALLS PER ONE THOUSAND TWO HUNDRED (1,200) SQUARE FEET LEASED AT MARKET RENTS FOR THE TERM.

         THIS RIGHT OF FIRST REFUSAL IS SUBJECT TO AND SUBORDINATE TO THE RIGHTS OF ANY TENANTS IN THE BUILDING AS OF THE DATE OF ACCEPTANCE OF THE OFFER TO LEASE.



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

IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first written above.


The Corporate Seal of                        )
BC RAIL LTD.                                 )
in the presence of:                          )
                                             )         C/S
/s/ (SIGNED)                                 )
-----------------------------------          )
Authorized Signatory                         )



The Corporate Seal of                        )
PIVOTAL SOFTWARE INC                         )
was hereunto affixed in the presence of:     )
                                             )
                                             )         C/S
/s/ CARMEN WENKOFF                           )
-----------------------------------          )
Authorized Signatory                         )
                                             )
-----------------------------------          )
Authorized Signatory                         )



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